UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to §240.14a-12

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

405 Park Avenue
New York, New York 10022

SUPPLEMENT TO PROXY STATEMENT

EXPLANATORY NOTE

This supplement includes information not included in the definitive proxy statement (the “Proxy Statement”) of American Realty Capital Healthcare Trust, Inc. (“HCT”), dated April 28, 2014, describing the matters to be voted upon at HCT’s annual meeting of stockholders (the “Annual Meeting”) to be held on May 28, 2014.  The “Certain Relationships and Related Transactions—Legacy Dealer Manager” section of the Proxy Statement is supplemented with the information set forth below.  This supplement should be read in conjunction with the Proxy Statement.

SUPPLEMENTAL INFORMATION

 In connection with HCT’s liquidity event and for strategic advisory and transfer agent and other services, HCT agreed to pay its Legacy Dealer Manager (as defined in the Proxy Statement) or entities owned by it various fees aggregating $13.7 million, including a listing advisory fee and transfer agent fees.

April 30, 2014

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